                                                                    EXHIBIT 10.2
================================================================================
                         DIGITAL EQUIPMENT CORPORATION



                                  PC UTILITY

                               STATEMENT OF WORK

                                      FOR
                          RENAISSANCE SOLUTIONS, INC.


                                AUGUST 29, 1996


             [LOGO OF DIGITAL EQUIPMENT CORPORATION APPEARS HERE]


================================================================================
 This document is confidential and is not to be disclosed in whole or in part without the express written consent of the parties hereto.

  THIS STATEMENT OF WORK AND THE ASSOCIATED PRODUCT AND SERVICE SCHEDULES ARE EXPRESSLY CONTINGENT UPON A THIRD PARTY FINANCIAL COMPANY AGREEING TO PROVIDE
   THE FINANCING FOR RENAISSANCE SOLUTIONS, INC. TO PURCHASE THE PRODUCTS AND
     SERVICES DESCRIBED IN THIS STATEMENT OF WORK AND ASSOCIATED SCHEDULES.

                               TABLE OF CONTENTS

               REVISION CONTROL HISTORY.................................................................   1
               ------------------------
               1.0 PURPOSE..............................................................................   2

               2.0 SCOPE................................................................................   2

               3.0 ASSUMPTIONS..........................................................................   3

               4.0 DIGITAL AND RENAISSANCE RESPONSIBILITIES.............................................   4

               Digital  Responsibilities................................................................   4
               Renaissance Responsibilities.............................................................   4

               5.0  PROGRAM CONTROL.....................................................................   4

               Change Control...........................................................................   4
               Issue Resolution.........................................................................   5
               Management Escalation....................................................................   6

               6.0 STATUS MEETINGS AND REPORTS..........................................................   6

               Status Meetings..........................................................................   6
               Status Reports...........................................................................   7

               7.0  DEPENDENCIES........................................................................   7

               Equipment, Facilities, and Operations Support............................................   7
               Program Personnel........................................................................   8
               Information and Assistance...............................................................   8

               8.0  DELIVERABLES........................................................................   8

               Program Management Services..............................................................   9
               Buy Back Services........................................................................   9
               Acquisition Services.....................................................................  10
               Staging and Integration Services.........................................................  12
               Deinstallation Services..................................................................  14
               Installation and End-User Orientation Services...........................................  14
               Migration Services.......................................................................  16
               Migrating Existing Clients to Microsoft Windows 95 and Microsoft Office 95 Professional..  21
               Lotus Notes Migration - V3 to V4.........................................................  22
               Helpdesk Services........................................................................  22
               Hardware Maintenance Services............................................................  29
               Software Maintenance.....................................................................  30
               Microsoft Systems Management Server......................................................  32
               Technology Refresh.......................................................................  34
               Resident Senior LAN Engineer.............................................................  35
               Acceptance and Payment...................................................................  36

               9.0 PRECEDENCE OF  AGREEMENT.............................................................  37

               10.0 ACCEPTANCE SIGNATURES...............................................................  37

               Appendix A - Service/Product Schedules...................................................  38
               Appendix B - Renaissance Locations.......................................................  44


               Appendix C - Change Request Form.........................................................  45
               Appendix D - Certificate of Acceptance...................................................  46
               Appendix E - Issue Resolution Form.......................................................  47


               REVISION CONTROL HISTORY
               -----------------------------------------------------------------
               This section provides an account of revisions to this PC Utility Services Agreement commencing with V1.0 dated April 8, 1996.

               DOCUMENT VERSION/DATE         DOCUMENT STATUS AND/OR DESCRIPTION
               ---------------------         -----------------------------------
                                             OF CHANGES
                                             ----------

               V1.0 April 8, 1996            Initial draft issued for formal
                                             Customer review.

               V 2.0 April 25, 1996          Revised document based on
                                             Customer requests

               V 3.0 April 26, 1996          Following changes agreed to during
                                             meeting with Anatoly Roytman on
                                             April 25.
                                             P. 8 Windows NT Migration
                                             P. 9 Added "approximately" to
                                             existing inventory
                                             P. 10 & 11 Change DEC to NEC
                                             monitor
                                             P. 11 Change WIN NT to WIN 95
                                             P. 12 Removed references to
                                             Cheyenne Innoculan
                                             P. 12 Change to "Digital provides
                                             image"
                                             P. 15 Change Renaissance
                                             provides to approves
                                             P. 32 Change responsibility to
                                             liability
                                             P. 33 Change Windows'95 to NT
                                             P. 44 Under Technology Refresh,
                                             add: Renaissance will have the
                                             option, after the 20th month, to
                                             re-fresh ...........keeping the
                                             current price per seat.
                                             P. 48 Change Quantity 23 to 18,
                                             $182,988 to $143,208.
                                             P. 49 Change Quantity 83 to 71,
                                             $917,316. to $784,692.
                                             P. 52 Change Quantity 20 to 12,
                                             $381,120 to $228,672.

               V 4.0 April 30, 1996          P. 44 Pricing and Quantity revised
                                             to reflect revised Service/Product
                                             Schedules (App. A)
                                             P. 50 Price per Seat revised to
                                             $5,864.

               V 5.0 August 29, 1996         P. 9 Buyback inventory revised to
                                             reflect physical inventory results.
                                             P. 10 Configuration 3 changed to
                                             Venturis 5150
                                             P. 22 Help Desk changes to
                                             incorporate Custom Solution from
                                             Sutherland which includes Call
                                             Processing for User Application
                                             Support, Back Office, Procurement,
                                             Remedial Dispatch, Tracking &
                                             Escalation & Remote Network
                                             Support
                                             P. 39 - 43 Revised schedule Price,
                                             Quantity and Services

               1.0 PURPOSE

               This Statement of Work ("SOW") defines the scope of services and deliverables that Digital Equipment Corporation, hereafter referred to as "Digital", will provide to Renaissance Solutions, Inc. hereafter referred to as "Renaissance". This SOW, and the PC Utility Services Agreement constitute the entire PC Utility Program between Digital and Renaissance.

               Digital's performance of this SOW is contingent upon Renaissance reasonably performing Renaissance's responsibilities that are expressly designated herein.

               This SOW details:

                     . The scope of work Digital agrees to deliver to Renaissance

                     . The working relationship between Digital and Renaissance, including roles and responsibilities

                     . Description of deliverable items under this PC Utility Agreement

                     .  The process for deliverable acceptance

                     .  Significant tasks

                     .  Change Procedure and Issue Resolution process.

               2.0 SCOPE

               Under this agreement, Digital will define, develop, and deliver to Renaissance the following services which will begin 30 days from the signing of the agreement:

                     .  BUY-BACK OF THE CURRENT INSTALLED BASE

                     .  PROCUREMENT SERVICES

                     .  STAGING AND INTEGRATION SERVICES

                     .  INSTALLATION SERVICES

                     .  MIGRATION SERVICES

                     .  LOTUS NOTES MIGRATION

                     .  HELP DESK SERVICES (SUTHERLAND)

                     .  CALL PROCESSING (SUTHERLAND)

                     .  END USER SOFTWARE SUPPORT  (SUTHERLAND)

                     .  HARDWARE MAINTENANCE AND SUPPORT SERVICES

                     .  MICROSOFT SOFTWARE MAINTENANCE (2 YEARS)

                     .  MICROSOFT SYSTEM MANAGEMENT SERVER

                     .  TECHNOLOGY REFRESH SERVICES

                     .  PROGRAM MANAGEMENT SERVICES

                     .  RESIDENT SENIOR LAN CONSULTANT/PROGRAM MANAGER

               3.0 ASSUMPTIONS

               The program is based upon this SOW and if the assumptions stated are in error the pricing is subject to change. Additions, deletions or changes to this SOW will require either a change order or a new SOW accompanied with the appropriate pricing, schedule, or deliverable changes before any work affected by the changes will commence.

               Digital and Renaissance hereby acknowledge the following assumptions and further acknowledge that Digital, in the preparation of the cost, schedule and resource estimates contained in this SOW relied on said assumptions.

              . The locations where equipment will be installed and services provided per this SOW are identified in Appendix B.

              . Installation work at all sites will be performed during the hours specified by Renaissance, which are currently Monday to Friday, 8 AM to 5 PM. Holiday work will be considered a change of scope and will be handled through the change order process specified herein.

              . Renaissance will designate a small, securable holding area at each Renaissance location. This area will be needed to store shipments overnight and unbox systems prior to installation.

              . As near as practical, shipments will be timed to coincide with planned installations.

              . Prior to Digital personnel arriving for the installation, the desktop location will be available for the existing equipment to be de-installed and the new equipment to be installed. Renaissance will coordinate this activity with the end-users.

              . Renaissance will provide a complete listing of the existing desktop systems that are to be deinstalled and removed.

              . Prior to Digital personnel arriving for the installation, Renaissance will use it's best efforts to set end-user's expectations for the forthcoming change in their desktop system so as to minimize any detrimental affect on their day-to-day responsibilities and productivity.

              . Digital Financial Services (DFS), as the leasing agent, Renaissance, as the customer, and Digital, as the vendor, will develop mutually agreeable Terms and Conditions for financing of this program.

              . Renaissance will establish " Standard" hardware and software configurations for the purpose of placing orders under this agreement. Non-standard options or orders will be processed on a time and material basis.

              . Loading of Tracktime by CLI provided by Renaissance will take no longer than 20 minutes per system.

              .  Asset Management is not being provided by Digital

              .  Renaissance has proper licensing for all software

               4.0 DIGITAL AND RENAISSANCE RESPONSIBILITIES

               DIGITAL  RESPONSIBILITIES

               Digital will designate an individual from it's organization to serve as the Digital Program Manager, and be Renaissance's primary contact with Digital. The Digital Program Manager will be responsible for the overall program delivery including:

                     .   Management of scope

                     .   Planning, Scheduling and Program Controls

                     .   Coordinating site specific implementations

                     .   Conducting Status Meetings

                     .   Preparing Status Reports

                     .   Other activities as specified in this SOW

               RENAISSANCE RESPONSIBILITIES

               Renaissance will assign an individual to serve as Renaissance's Program Manager and be Digital's primary contact with Renaissance. The Renaissance Program Manager shall use his or her best efforts to ensure that Renaissance personnel responsible for individual parts of this program will report status on a weekly basis to the Digital Program manager. Renaissance's Program Manager is authorized to perform his or her duties under this Agreement.

               5.0  PROGRAM CONTROL

               The Program Implementation Plan will identify and describe the tasks, activities, schedule and resources required to produce the deliverables specified in this SOW.

               CHANGE CONTROL

               Any changes to this SOW must be mutually agreed upon by both Digital and Renaissance in writing. Any verbal agreement between persons involved in the program will not be binding on neither Digital nor Renaissance. Mutually acceptable changes in the scope of work and adjustments in schedule and price will be incorporated as a modification to this Agreement or may become the basis of a new, follow-on agreement.

               A change is an alteration to the Program scope, deliverables, or milestones that affects the Program cost, schedule, quality, or conformance of the deliverables to the agreed on specifications. The Digital Program Manager has overall responsibility for the Change Order Process.

               CHANGE ORDER PROCESS

               Change requests that impact program scope must be submitted in writing using Digital's standard Change Request Form (attached as Appendix C).

               Digital will take the following steps upon receipt of a Change Request Form from Renaissance

               1. DEFINITION - The requirements for change are defined and change impact is initially estimated. The proposed change is classified, and the effort required to evaluate its full impact is estimated. A review of the proposed change takes place. The status of the proposed change is logged and communicated.

               2. EVALUATION - A full-scale impact analysis is conducted and any missing data are requested from the change originator. The status of the proposed change is logged and communicated.

               3. APPROVAL - The proposed change and impact analysis is reviewed and a decision is reached regarding its approval, rejection, or deferral. If a change proposal is deferred, additional studies or external approval can be requested. Funding for implementing the change may need to be negotiated. The status of the request is logged and communicated. Digital will either accept or reject the requested change within fifteen (15) days of receipt of a Change Request Form.

               Acceptance of the change is signified by the Renaissance and Digital Program Managers signing the Change Request Form. Renaissance and Digital will revise the contract/purchase orders as necessary.

               4. IMPLEMENTATION - The change is implemented and the baseline information is updated. The change status is tracked and reported.

               5. VERIFICATION - A check for correctness, completeness, and adherence to quality requirements is completed, and final status of the change is logged and reported.

               Once approved, Digital will promptly implement the requested change and complete verification procedures.

               RENAISSANCE SHALL USE IT'S BEST EFFORTS TO MANAGE THE IMPACT THAT CHANGE REQUESTS HAVE ON PROGRAM PRICE AND SCHEDULE. THIS INCLUDES BOTH THE IMPACT OF PERFORMING THE CHANGE REQUEST EVALUATION AND THE IMPACT OF CHANGE REQUEST IMPLEMENTATION.

               ISSUE RESOLUTION

               The process for resolving issues will be in conformance with Digital's Standard for Issue Resolution. Digital and Renaissance shall each designate an escalation manager. Digital's Program Manager is the primary contact for issue resolution.

               An Issue Resolution Form (Appendix E) is submitted when individuals working on the program experience problems within a given area. The Digital Program Manager is responsible for tracking all program issues.

               Either Digital or Renaissance may escalate an issue when it is deemed necessary. Each escalation manager will actively assist in defining and influencing the resolution, and further escalate to their management if executive assistance is required.

               ISSUE RESOLUTION PROCESS
               The following activities will be performed for each issue:
               . Define the problem and agree it should be handled as an issue . Evaluate the issue, estimate its impact on the program and potential financial exposure
               . Identify corrective action and responsible individuals
               . Log and track the issue
               . Notify the appropriate business management
               . Follow up until resolution is reached

               Identified issues shall be resolved promptly. Notwithstanding the foregoing, Renaissance will hereby retain any and all rights it may have pursuant to this Agreement or otherwise should an issue not be resolved to Renaissance's satisfaction.

               MANAGEMENT ESCALATION

               In the event a problem cannot be resolved to Renaissance's satisfaction, Renaissance will have the option of escalating the problem. The following Digital senior managers will be available for issue resolution

               . George Bergeron - On site Senior LAN consultant
               . Raymond Mercier - Program Manager
                     (617) 676-4502
               . Robert Zepf - Unit Delivery Manager
                     (617)676-4312
               . Tim Hines - District Manager
                     (617)676-4297
               . John Kelley - Territory Operations Manager
                     (617)676-4744
               . Fran Delaney - Vice President, Eastern States Territory
                     (617)676-4385

               6.0 STATUS MEETINGS AND REPORTS

               STATUS MEETINGS

               Program status meetings will be held, at a minimum, two (2) times per month during the implementation of the Service/Product Schedules (Appendix A). Renaissance's Program Manager and Digital's Program Manager will represent their organizations at these meetings. Status Meetings will include, but are not limited to:

                    . Review of action items
                    . Review progress relative to plan
                    . Review open Change Requests
                    . Review open Issues
                    . Review achievement against milestones

               Minutes will be taken at each Status Meeting, documenting decisions made, and distributed with the Program Status Report.

               STATUS REPORTS

               Program Status Reports will be prepared by Digital's Program Manager and sent to Renaissance's Program Manager within one (1) week following each Status Meeting. Status Reports will contain, but are not limited to, the following:

                    . Major accomplishments during the reporting period
                    . Program status summary
                    . Change Request status (new, open, closed since last
                      report)
                    . Issue status (new, open, closed since last report)
                    . Schedule status, including Inventory of Systems installed during the reporting period

               7.0  DEPENDENCIES

               EQUIPMENT, FACILITIES, AND OPERATIONS SUPPORT

               During program implementation, Digital personnel will be accorded priority access to Renaissance facilities during normal business hours, Monday through Friday. Renaissance will provide Digital personnel access to Renaissance facilities outside of these hours upon mutual agreement.

               Renaissance will be responsible for handling any and all security related issues pertaining to this program, including providing unescorted access to buildings where the program team will be working.

               Renaissance will obtain and pay for any and all approvals, of whatever nature, from any landlord, mortgagee, or from any other person or entity whose permission is needed to accomplish the Program, as reasonably necessary so as not to impede the progress of this Program.

               In addition, the following will be supplied by Renaissance:
               . A safe and secure workplace for program team members, including access to telephones and FAX services.
               . Access to shipping/receiving (delivery dock) area, if needed. . All necessary technical matter and data required for this program such as client and server network names, addresses, and passwords.

               PROGRAM PERSONNEL

               In addition to a Program Manager, Renaissance agrees to provide a Technical Consultant on an as needed basis.

               INFORMATION AND ASSISTANCE

               Renaissance agrees to respond, within a time frame mutually agreed to by the Digital Program Manager and the Renaissance Program Manager, to requests for the following documentation, information, or assistance needed for the Program. This includes but is not limited to:

                    . Documentation and information needed for the current environment such as login scripts and naming conventions including usernames, addresses, and passwords.

                    . Skilled and knowledgeable Renaissance personnel to assist Digital in the program.

                    . Samples of data and/or the assistance of Renaissance personnel to prepare required staging and installation procedures testing.

               Renaissance is responsible for the accuracy and completeness of all information it provides. If information is incomplete or incorrect or if information is uncovered during the course of the program which could not be reasonably anticipated by Digital, any work required to correct problems created by the use of such incomplete or inaccurate information or any additional work required by the discovery of such unanticipated information, shall be treated as a Renaissance requested change to the scope of the work and subject to the change order procedure.

               Renaissance will notify Digital in advance of potentially hazardous environments of which Renaissance has knowledge.

               8.0  DELIVERABLES

               Pursuant to this PC Utility Agreement, Digital shall provide the following services and products to Renaissance:
               .  Program Management Services
               .  Buy-back of the current installed base
               .  Procurement Services for hardware and software products
               .  Staging and Integration of the procured products
               .  Installation Services
               .  Migration of the existing Novell environment to Windows NT
               .  Migrate Lotus Notes 3.0 to 4.0
               .  Help Desk Services (Sutherland Group)
               .  End user software support (Sutherland Group)
               .  Hardware Maintenance and Support Services
               .  Microsoft Software Maintenance (2 years)
               .  Microsoft System Management Server
               .  Technology Refresh Services

               .  Resident Senior LAN Consultant

               PROGRAM MANAGEMENT SERVICES

               Digital will establish a Program Management Office (PMO) for the purpose of fulfilling the deliverables to Renaissance as defined in this SOW. The PMO will be headed by a Digital Program Manager and staffed by a team of Digital resources assigned to fulfill the terms of the Digital/Renaissance PC Utility Agreement. The Digital team will be comprised of project managers and specialists trained in administration, procurement, staging, integration, roll out, and support.

               Digital's Program Manager will be responsible for providing:

               ANALYSIS - Identify Renaissance's needs/objectives relative to the program, specify approaches to address those needs, recommend preferred approaches, and secure approval of Renaissance to proceed with an approach.

               PLANNING & SCHEDULING - Generate detailed plan(s) to implement the chosen approach. Plans will include identification of the tasks to pursue the approach, identification of resource requirements (personnel and/or equipment), assignment of responsibilities, and identification of methods to achieve the planned objectives. Working with the combined Digital, Renaissance and supplier teams (if applicable), the Digital Program Manager will develop the scheduling strategy and master schedule for the Renaissance roll out. The master schedule will be submitted to Renaissance for approval. Once approved, changes to the schedule will be accomplished via the Change Order Process.

               IMPLEMENTATION - Responsible for program implementation. On a proactive daily basis manage suppliers and Digital resources.
               Act as the single point of contact to Renaissance for all issues and work both with Renaissance and within Digital to resolve issues. Coordinate multiple site activities. Monitor and report the status of contract deliverables and program milestones. Control changes and ensure continued progress toward program objectives. Review actual schedules, budgets, costs, and results against program plans. Manage exceptions and risks, and implement corrections to achieve program plans. Establish and maintain project files including correspondence, change summaries, contracts, historical records, plans, and other program related information.

               PROGRAM REVIEWS - Define and conduct joint Renaissance and Digital program status reviews as defined in the Program Plan. Provide Digital approval for any documentation. Obtain Renaissance acceptance and approval at each step to proceed.

               BUY BACK SERVICES

               PURCHASE OF EXISTING ASSETS

               Digital Equipment Corporation. through its Financial Partner, Digital Financial Services, will purchase an existing approximate inventory of 38, predominately

               486 type Desktop PC's, 62 Standard Laptops, the laptop units being primarily NEC VERSA 4000 series, 23 HP Laserjet Printers, and 7 Compaq Proliant Servers, plus miscellaneous Cisco, Bay Networks, and Shiva network hardware for a price of $830,000. A bank transfer (or check) will be presented to Renaissance no later than four days after the commencement date of the PC Utility Program. The Program will commence 30 days after the signing of the PC Utility Agreement. All legal documents must be completed and a physical inventory will be taken to confirm availability of the assets prior to the money being transferred to Renaissance.

               At Renaissance's request, Digital is able to dispose of any displaced units. The disposal fee is 20% of Fair Market Value
               (FMV) of the asset. If Renaissance wants Digital to clean the Hard Disk Drives prior to disposal, the fee for disposal and cleaning is 40% of FMV.

               ACQUISITION SERVICES

               Digital will manage the procurement of all material necessary to the Program. These materials are described below as "Renaissance Standard Configurations". The Digital purchasing specialist will provide the following services:

               . Procure such third party material that Renaissance orders from Digital.
               .  Procure such Digital material that Renaissance orders.
               . Develop/manage Basic Order Agreement(s) with third party supplier(s) as necessary
               .  Manage delivery performance of the supplier(s).
               . Manage any return authorization or supplier issues (as provided for by the supplier channel/vendor).

               RENAISSANCE STANDARD CONFIGURATIONS

               CONFIGURATION 1: LAPTOP POWER USER
                                                    OEM PART #    VENDOR PART #

                Digital HiNote Ultra II CTS-5/133   FR-P87WG-AA   112702 TD
                Pentium 133 MH CPU
                256 KB L2 CACHE
                8 MB DRAM
                1.35 GB HDD, 1.44 MB FDD
                VL-BUS SVGA Video w/1 MB DRAM
                10.4" Active Color Display
                16 Bit Audio
                2 Type II or 1 Type III PCMCIA EXPN
                I/R Port, LiIon Batt
                Windows 95

                Kingston 16 MB DIMM                 KTV-ULTRA/16  KST-E-03875 MA

                Quad Speed Multimedia Module        FR-PCP8D-W1   108119 TD

               Configuration 2: Laptop Power User

               Same as Configuration 1 above plus the following:

               NEC Multisync XV17+               JC-1734VMA-1    501062
               17" SVGA Color Monitor
                1024x768 ni; .28 DP

               CONFIGURATION 3: DIGITAL VENTURIS 5150 DESKTOP PC
                                                 OEM PART #      VENDOR PART #

                DEC Venturis FP 5150             FR-92EAA-WE     DEC-A-12210 TD
                150 MH Pentium CPU
                1.2  GB EIDE HDD
                3.5" 1.44 MB FDD
                8 MB RAM
                S3 64 Bit Graphics Accel W/1MB
                Windows 95

                Kingston 8 MB Upgrade (1x8MBx70NS) KTV-NPVEN/8   447819 TD

                NEC Multispin 6XCDROM            CDR-502         NEC-F-47535 MA

                Soundcard Wave Table 16 Bit      FR-PCXBJ-DH     DEC-G-70910 MA

               NEC Multisync XV17+               JC-1734VMA-1    501062
               17" SVGA Color Monitor
                1024 x 768ni .28DP

               SOFTWARE                          OEM PART #      VENDOR PART #

                WIN '95 Single User 3.5"         050-31V950      454901 TD

                WIN '95 MOLP-A Lic               050S051V95LPA   534781 TD

                MS Office PRO V7.0 for WIN'95    2697054V95LPA   454123 TD
                w/ACCESS Single User 3.5"

                MS Office PRO V7.0 for WIN'95    269A050V70LPA   532461 TD
                w/ACCESS MOLP-A Lic

                MS Office Std. V7.0 for WIN'95   021-056V700     454936 TD
                 on CD ROM

                MS Office Std. V7.0 for WIN'95   021A055V70LPA   532452 TD
                MOLP-A Lic (50-499 total units)

                Visual Basic PRO  V4.0 CD-ROM    203-056V400     453589 TD

                MS Visual Basic V4.0  CD-ROM     203-1056V400    454081 TD
                Enterprise Ed.

                MS Visual Basic V4.0             203A550V40LPA   532544 TD
                Enterprise Ed. MOLP-A User Lic
                (50-499 total units)

                NETSCAPE for WIN 953.5 "         123480          STREAM

                NETSCAPE for WIN 95 3.5"         123481          STREAM
                with Reference  Manuals

                NETSCAPE Navigator pers edition 237562          STREAM
                for WIN'95 3.5"
               MISCELLANEOUS

                Megahertz Xjack  Combo               XJEM3288T  MHZ-G-50365
                FAX/Modem 28.8/ 14.4 and Ethernet
                10 Base-T Adaptor

                Megahertz Xjack  28.8/14.4 PCMCIA    XJ4288     573195 TD
                Data/FAX Modem


               3COM Ethernet Adaptor for 10Base-T    3C509B-TP  3COM
                UTP RJ45

               STAGING AND INTEGRATION SERVICES

               This service will be performed at Digital's Andover, MA facility for the Lincoln, MA and Chicago, Ill sites. For cost considerations, staging and integration will be done in Europe for the London site.

               Digital will provide a software image/ scripted input for the entire suite of software for each type of hardware configuration as approved by Renaissance.

               Digital will manage all aspects of the staging and integration, defined by Renaissance as follows:

               CONFIGURATIONS  #1 & 2 DIGITAL HINOTE ULTRA II CTS-5/133

               .  integrate 1 x 16 MB DIMM
               .  integrate multiMedia Module
               .  install MS Office Std Win'95
               .  install Lotus Notes (supplied by Renaissance)
               . install Lotus Organizer (supplied by Renaissance) . install Innoculan by Cheyenne

               .  install MS Visual Basic V4.0
               .  install Netscape Navigator
               .  test PCMCIA FAX/Modem
               .  power up and self-test the hardware
               . set special configuration parameters and node addresses, to be provided by Renaissance
               .  perform a viral scan
               . perform acceptance testing based on mutually agreed to scripts
               .  apply a Renaissance PC Utility Asset Tag

               CONFIGURATIONS # 3,  DIGITAL VENTURIS FP 5150

               .  integrate 2 x 8 MB SIMMS
               .  integrate Network Interface Adapter
               .  integrate the Sound Card
               .  install Sel-A-Sys Win'95
               .  install MS Office for Win'95
               .  install Lotus Notes (supplied by Renaissance)
               .  install Lotus Organizer (supplied by Renaissance)
               .  install Netscape
               .  install Visual Basic
               .  install Innoculan by Cheyenne
               .  install Tracktime by CLI (supplied by Renaissance)
               .  power up and self-test the hardware
               . set special configuration parameters and node addresses, to be provided by Renaissance
               .  perform a viral scan
               . perform acceptance testing based on mutually agreed to scripts
               .  apply a Renaissance PC Utility Asset Tag

               OTHER - There are no other configuration components or tasks Renaissance requires be performed during staging and integration, such as time-specific burn-in or application-specific testing.

               ORDER SCHEDULING AND TRACKING - As required, Digital will manage order scheduling and tracking for all Renaissance orders. The Digital Program Manager will communicate shipment and schedule information to the Renaissance Program Manager.

               SHIPPING - Product shipment to Renaissance locations will take place in accordance with the requirements of the installation schedule. As near as practical, shipments will be scheduled to coincide with planned installations. Digital ships standard carrier, but has the ability to ship using any special Renaissance specified channel.

               Renaissance is responsible for all shipping and insurance costs.

               In order to facilitate a smooth installation, Renaissance will designate a small holding area at the Renaissance location. This area will be needed to securely store materials overnight.

               DEINSTALLATION SERVICES
               Digital will perform the following deinstallation tasks:
               .  transfer data from former system to new system
               . disconnect system (PC, Laptop, Server) and printers from network cable and power outlet
               .  disconnect monitor and keyboard
               . move equipment to docking/packing area designated by Renaissance
               .  bubble wrap and box all components together
               .  apply identifying labels to each box
               .  palletize multiple boxes at the loading dock
               . visually inspect all equipment to ensure it is secure for shipping
               . remove all trash associated with the deinstallation/ installation activity
               . transport the deinstalled equipment according to Renaissance's requirements one option will be disposal through Digital's Resource Recovery Center

               INSTALLATION AND END-USER ORIENTATION SERVICES
               Digital will install all newly acquired Systems and Printers in accordance with system installation specifications, as jointly finalized by Renaissance and Digital in writing. These specifications will include procedures for obtaining and implementing any software, addresses, cables or Printer network cards necessary for connecting the newly installed Systems to the network, unless already implemented during Staging and Integration.

               SITE SPECIFIC TASKS - GENERAL
               . Coordinate the logistics of the hardware to meet Renaissance requirements.
               .  Perform site walk through with local Renaissance contact.
               . Inventory Products and compare with Renaissance site specific requirements.
               . Oversee the "call logging" requirements to ensure that the installations are logged in Digital's call management system for support services.
               .  Manage installation problems/issues.
               . Resolve site installation issues within Digital's control in a timely manner.
               .  Provide an inventory of installed systems by site.


               SITE SPECIFIC TASKS - PRINTER, PC, AND LAPTOPS
               . Unpack and move the system and/or printer to the final location.
               .  Cable printer to network wall plate
               . Install personal computer components at desktop location. . Cable PC to the network wall plate
               . Power up the personal computer and verify installation of operating system.
               .  Set Default printer in user account.
               . Provide a general orientation and system overview, not to exceed one-half hour, to each end user.

               SITE SPECIFIC TASKS - COMPLETION AND ACCEPTANCE
               . Test the file, print and application services from each client .
               .  Send test print to appropriate printers.
               . Review completed installation with Renaissance local contact. . Report completion of installation to Renaissance Program
                  Manager.
               . Renaissance signs Certificate of Acceptance. (attached as Appendix D).
               . Activate Digital's Service Obligation System for Hardware and Software Maintenance.

               INSTALLATION ROLES AND RESPONSIBILITIES - This portion of the SOW defines the roles and responsibilities of Digital and Renaissance personnel involved in the installation of desktop devices under the PC Utility Agreement. Digital will provide an Installation Plan promptly after the PC Utility Agreement has been consummated, which Plan will detail the activities required by both parties for a complete, successful installation to occur. Examples of these roles are:

               DIGITAL AND RENAISSANCE ROLES AND RESPONSIBILITIES
               . Define a mutually acceptable installation acceptance criteria to insure a complete, high quality installation.
               . Communicate candidly and regularly on any deficiencies or non-conformance issues.

               DIGITAL RESPONSIBILITIES
               . The Digital Program Manager shall designate a Digital Installation Project Manager.
               . The Installation Project Manager under the authority of the Program Manager shall have full responsibility for the timely and correct de-installation and removal of old equipment and for the timely and correct installation of all new equipment.
               . The Installation Project Manager shall inform the Program Manager of any installations which fail for any reason so that an escalation plan can be put in place and executed as needed.
               . The Installation Project Manager will insure that all appropriate forms and paperwork are completed accurately and in a timely manner for each assigned installation.

               RENAISSANCE RESPONSIBILITIES
               . Renaissance shall provide all network name and address information required to complete an installation in a timely and usable manner.
               . Renaissance will provide any required facility modifications in order to complete end user installation in a timely manner.
               . Renaissance will notify the Digital Program Manager of any special events, priority requirements, or other unusual situations which might adversely affect normal installation activities.
               . Renaissance will designate a small holding area at the Renaissance location to securely store shipments overnight.

               . Prior to Digital personnel arriving for the installation, the desktop location will be cleared and available for the existing equipment to be de-installed and the new equipment to be installed. Renaissance will coordinate this activity with the end-users.
               . Renaissance will approve all scripts and software necessary to load the client system requirements.
               . Renaissance will approve any documentation required for orientation of Desktop and Laptop users.

               MIGRATION SERVICES

               Part of the service that will be provided by Digital Equipment Corporation will be installing Microsoft Windows NT file servers to replace the Novell NetWare version 3.12 file servers. At least one of the NetWare file servers will remain in service at the Renaissance Solutions, Inc. corporate headquarters. This is because the Time and Billing application that is at the heart of the Renaissance Solutions, Inc. business suite only runs on NetWare at this time.

               The NetWare to Windows NT migration service that will be performed will migrate user accounts and files from the NetWare file servers to the Windows NT file servers. Some small number of users at Renaissance Solutions, Inc. corporate headquarters will need to access both the new Windows NT file servers and the NetWare file server that runs the Time and Billing system.

               PREPARATION FOR THE MIGRATION

               The first step in the migration process is planning. As part of the plan, Digital will ensure that Renaissance end-users do not experience any downtime as a result of the migration.

               To begin Digital Equipment will conduct an inventory of the NetWare file servers located at Renaissance Solutions, Inc. corporate headquarters. This inventory will focus on identifying user accounts, groups, directory and file rights and any unique login script entries. This information will be used to plan the Windows NT file server account, group and permission structure.

               The next step will be installing software on the Windows NT file server. Two software options are necessary to provide a path between the NetWare and Windows NT file servers. This software is Nwlink and Gateway Services for NetWare. The first implements the IPX/SPX protocol on the Windows NT file server. The second allows NetWare services to be used by workstations logged into the Windows NT file server.

               Microsoft NetWare Link protocol (NWLink) is a Network Device Interface Specification (NDIS)-compliant version of the IPX/SPX protocol used in NetWare networks. NWLink is a 32-bit transport that allows computers running Windows NT to communicate with other Windows NT-based computers or NetWare servers.

               The second software product is Microsoft Gateway Service for NetWare (GSNW). This is a 32-bit Windows NT service. In combination with NWLink, GSNW allows a Windows NT Server to access files or printers on a Novell NetWare server. The service also allows a Windows NT Server to act as a nondedicated gateway to NetWare file systems for any Server Message Block (SMB) client, including Windows for Workgroups, Windows NT, or any Microsoft networking client. The Gateway Service takes the incoming SMB request, and translates it to a NetWare Core Protocol (NCP) request for the NetWare Server. GSNW can be used to access file and print services on NetWare 2.x and 3.x file servers, and NetWare 4.x file servers running bindery emulation.

               With GSNW, the Windows NT Server-based computer connects to a NetWare file server's directory and then shares it, just as if the directory were on the Windows NT-based computer. Microsoft network clients can access the directory on the NetWare server by connecting to the share created on the Windows NT Server-based computer.

               PREPARING THE NETWARE SERVER

               For a Windows NT Server to act as a gateway to resources on a NetWare Server, the NetWare Server must have a group named NTGATEWAY. In addition, the user name that is going to be used as the gateway account must be included in the group NTGATEWAY on the NetWare server. Use the NetWare SYSCON utility to create the group and user account.

               Any resources that you want shared through the gateway must be made available to the members of the group NTGATEWAY through the SYSCON group options.

               The default permissions for Gateway-shared directories are Full Control for everyone.

               The GSNW allows a Windows NT Server computer to share resources located on a NetWare Server, as if those resources were on the Windows NT Server computer.

               While Nwlink and GSNW can provide NetWare resources to Windows NT clients, that is not our intention. We will use this gateway between NetWare and Windows NT to facilitate the migration of user accounts, groups and files to the Windows NT server.

               WINDOW NT SERVER MIGRATION TOOL FOR NETWARE

               The Window NT Server Migration Tool for NetWare (NWCONV.EXE) allows you to migrate NetWare servers to computers running Windows NT Server. The Migration Tool transfers user and group accounts, and files and directories from NetWare servers to Windows NT Server domain controllers.

               The Migration Tool allows you to:

               .    Preserve appropriate user account information.
               .    Control how user and group names are transferred.
               .    Set passwords for transferred accounts.
               .    Control how account restrictions and administrative rights are transferred.
               .    Select the directories and files to transfer.
               .    Select a destination for transferred directories and files.
               .    Preserve effective rights on directories and files.

               Before running an actual migration, we will run a trial migration to ensure that users, groups, files and directories will transfer as planned. During a trial migration, the Migration Tool keeps track of events as though an actual conversion were in progress. This allows us to check for errors before running an actual migration.

               Note that the Migration Tool does not change a NetWare server into a Windows NT Server. It is used for copying files and bindery information to a separate Windows NT Server domain controller.

               When migrating from NetWare to Windows NT Server, we consider the configuration of the server before actually doing the migration.

               The Migration Process involves:

               .    Identifying NetWare components (users, groups, and data) for migration.
               .    Identifying Windows NT Server domain controllers to receive the users, groups, and data.
               .    Migrating accounts and data.

               In a multiple NetWare server environment, it is common to find the same user or group entered in the binderies of more than one server. When migrating from the NetWare environment, we must consider how to manage duplicate NetWare accounts (users or groups).

               Because Windows NT Server uses the domain model, account names are required to be unique within the domain. When duplicate names are encountered during the migration, they can overwrite the existing account, be logged as errors, be ignored, or migrated by adding a prefix to the NetWare user name. We will select the last option. This will allow us to combine multiple user accounts from the NetWare servers into one user account on the Windows NT server.

               NetWare assigns restrictions on an account-by-account basis. Some of these restrictions are implemented in Windows NT Server through account policies instead of being based on the individual user.

               The Migration Tool will transfer most NetWare user account information, files, and directories. However, some of the NetWare settings do not directly translate to Windows NT Server.

               WHAT WILL BE MIGRATED

               The Migration Tool will migrate the following NetWare information.

               .    User accounts
               .    Group accounts
               .    Account permissions where applicable
               .    Directory structures
               .    Files

               WHAT WILL NOT BE MIGRATED

               The Migration Tool will not migrate the following NetWare information.

               . Login scripts--Windows NT login scripts provide similar functionality.
               . Print server and queue information--Printers will be set up as either Windows NT printers,
               . Workgroup and user account managers--There is no equivalent group in Windows NT Server.
               . Passwords--Windows NT Server does not have the ability to read NetWare passwords.

               Because NetWare does not implement all rights in the same way as Windows NT Server, translations are made when there is an equivalent permission. If there is not an equivalent permission, the right is dropped during migration.

               The following table shows the NetWare effective rights for directories and the equivalent Windows NT Server permissions.

               NetWare directory rights      Windows NT Server permissions

               Supervisor (S)                Full Control (All)

               Read (R)                      Read (RX)

               Write (W)                     Change (RWXD)

               Erase (E)                     Change (RWXD)

               Modify (M)                    Change (RWXD)

               Create (C)                    Add (WX)(not specified)

               File Scan (F)                 List (RX)(not specified)

               Access Control (A)

               By default, all user accounts are transferred from the selected NetWare server to the domain of the selected Windows NT Server-based computer, except when there is a name conflict. When a user name on the NetWare server is identical to a user name on the Windows NT domain, the account is not transferred, and an error is logged in the ERROR.LOG. When a group name is identical, the account is not transferred and no error is logged in the ERROR.LOG. The error log information will provide information necessary to decide how to deal with these conflicts.

               SELECT WHICH FILES ARE TO BE TRANSFERRED

               When determining where to transfer directories and files, the Migration Tool looks for a share on the computer running Windows NT Server that matches the volume name on the NetWare server. If no share exists, the Migration Tool creates one when the migration is started. The Migration Tool locates the shares it creates by first looking for enough space on NTFS partitions. With the information we gather during the inventory of the NetWare file servers, we will have created the appropriate directory structure on the proper volumes on the Windows NT server.

               Once the configuration information is complete we will test what will occur during the migration by running a trial migration. This is a feature of the Migration Tool which gives the ability to try out the migration settings without actually completing the migration and having to deal with the errors that could occur.

               When running a trial or actual migration, the Migration Tool records information on the migration in three LOG files. The three LOG files created are:

               . LOGFILE.LOG which contains information on users, groups, and files, including the information that currently exists on the NetWare server. Also, it provides a record of what was successfully transferred and what failed.

               . SUMMARY.LOG which presents an overview including the names of servers that were migrated and the number of users, groups, and files that were transferred.

               . ERROR.LOG which provides a list of any errors that occurred during the migration, including any system failures that prevented the migration, for example, running out of disk space.

               If there are any errors during the trial migration, we will determine which settings will be most useful for fixing them, and run another trial. This allows the number of errors to be pared down considerably. Each time a Trial Migration is run a new set of log files are created with a consecutively numbered file extension.

               These log files are important for reviewing the status of trial migrations so that errors can be minimized prior to the final migration, and also for a record from which to work for any final cleanup or changes to be made after the actual migration. When we are satisfied with the results of the trial migration, we will run the process over again, this time committing changes on the Windows NT Server-based computer.

               The final result will be a successful migration of user accounts, groups and files from the NetWare servers to the Windows NT file server. It will be necessary to create login batch files on the Windows NT server to establish any drive mappings that user applications may be looking for. This will be identified as part of the NetWare inventory process.

               MIGRATING EXISTING CLIENTS TO MICROSOFT WINDOWS 95 AND MICROSOFT OFFICE 95 PROFESSIONAL

               Digital Equipment Corporation, using a combination of automated and manual processes, will collect information about the installed base of client PC hardware and software at the Renaissance Corporate Headquarters location. This information will be used to categorize the hardware and identify the software.

               HARDWARE

               The hardware will be grouped into classes of machines. That is, machines having like characteristics. A machine will be selected from each class and setup in a test area provided at the Renaissance Lincoln, MA facility. Migrations from the existing operating system to Microsoft Windows 95 will be performed on this collection of sample machines using a combination of automated and manual processes. The test migration will document the procedure to successfully migrate a PC to Windows 95. This documentation will include any automated scripts and any problems areas and the corrective actions necessary to remove these problem areas.

               SOFTWARE

               The software information collected during the inventory process will be compared to the Microsoft Windows 95 approved software list. Any software that is not on the approved list will result in an exception condition. The exception conditions will require a manual test effort to determine if the software can run reliably under Windows 95 and if so, what is the process necessary to migrate to Windows 95. A reasonable effort will be expended to determine if the software can be made to run under Windows 95. The results of the software evaluation and testing will be documented along with any procedures necessary to migrate the software to Windows 95.

               The process to migrate to Microsoft Office 95 Professional will be included in the migration design process.

               MIGRATION PROCESS

               Using the information from the hardware and software test and evaluation process migration scenarios will be developed. These scenarios will be a combination of automated and manual procedures. Automated migration scripts will be developed for each class of machine identified during the inventory process. These scripts will also include the necessary commands to migrate the software that can be migrated. The scripts will be executed at a time mutually agreed to by Renaissance and Digital Equipment Corporation. The success of the migration will be determined by the ability to log into the primary file server and execute all required programs successfully.

               EXCEPTIONS

               Exceptions are PCs that do not have the minimum hardware necessary to run Windows 95. These will be identified and presented to Renaissance. These exceptions may result in a complete unit replacement, hardware upgrade or component replacement to bring the PC into conformance.

               Software exceptions will be presented to Renaissance with recommendations to resolve them.

               If the hardware meets the requirements for Windows 95 and the software is on the approved software list but the PC cannot be successfully migrated using an automated process, an attempt will be made to identify the problems and resolve them. This will be on a best effort basis.

               LOTUS NOTES MIGRATION - V3 TO V4

               Digital will install a Lotus Notes server based on the Windows NT Network Operating System. Lotus Notes version 4.0 Server will be installed on the new server. Once this is complete, databases and user accounts will be migrated from Lotus Notes version 3.0 to Lotus Notes version 4.0. No migration effort will be required on the Lotus Notes client.

               When the Lotus Notes Mail to SMTP gateway is available for a Windows NT Server platform, Digital will migrate the existing gateway from OS/2 to Windows NT and implement the new Lotus Notes Mail to SMTP gateway.

               This activity will migrate Renaissance from Lotus Notes Server version 3.0 to Lotus Notes version 4.0, migrate the Notes server platform from OS/2 to Windows NT and consolidate two Notes servers to one server. The Notes Mail to SMTP gateway migration will migrate the server platform from OS/2 to Windows NT.

               Digital will implement the migration in a manner that minimizes any adverse impact to the Renaissance user community.

               HELPDESK SERVICES

               Digital will provide program management and direction in delivering Renaissance Solution's Help Desk Support Services. As the program manager, Digital will utilize specific resources and expertise from both Digital and from a partnership that Digital has developed with a key industry resource. For the Help Desk Support Center we will be utilizing one of our partners, The Sutherland Group, Ltd. located in Rochester, N.Y.

               DELIVERABLES

               Digital and Sutherland will provide a Help Desk customized to meet Renaissance Solution's requirements. The Help Desk will incorporate a team of Technical Support Engineers who are career employees of Sutherland. Following are the components for the Help Desk:

                    .    Support for Windows NT Server and Workstations versions
                         3.51 and 4 (when commercially available), Windows 3.11,
                         MS-Office 4.3, WIN 95, MS-Office 95, NOTES 4.2,
                         NETSCAPE Navigator, Innoculan, Visual Basic 4.X
                    .    Order Management for HW and SW product procurement
                    .    Logging calls for remedial maintenance for office and
                         traveling consultants
                    .    Access on Open Call status reports
                    .    Managing Moves, Adds, Changes (MAC) via taking work
                         orders and distributing them to the on site LAN manager
                         or other appropriate resource
                    .    Interface for network problem reporting to LAN manager

               EXCLUSIONS:

               . The Help Desk will not support any Macintosh operating systems or applications. Any calls on these applications will be dispatched to the Digital LAN manager who will address the issues on a best effort basis.
               . The Help Desk will not support custom developed applications in Lotus Notes, Visual Basic, or other development environments.
               . The Help Desk will not support any applications or operating systems (ie. OS/2 and Novell NetWare) except those mentioned above.

                    The Help Desk Team provided will be qualified on each software product and task within the scope of this SOW.

               COVERAGE

               The Help Desk will be available for 5 days per week, 16 hours per day, 6 A.M. TO 10 P.M. EST. Access will consistently be provided by dialing 1-800-200-6452, E-Mail, and FAX.

               DEDICATED MODEL

                    No customer program "sharing" is designed into the employee model except for unplanned overflow scenarios. Versus a shared model where a phone agent may represent several customer programs from one station during one shift, the Renaissance Help Desk follows a strict program dedication for each employee assigned to a customer and the program teams are located in the same office area.

               PLATFORM

                    The Help Desk will support, at a minimum, the following hardware and software environments:

                         .    Applications / System environmentsa
                              o WINDOWS NT Server and Workstation 3.51 (4.x when commercially available
                              o    WINDOWS 95
                              o    WINDOWS 3.11
                              o    MS-OFFICE 95
                              o    MS OFFICE 4.3
                              o    NOTES 4.2
                              o    NETSCAPE NAVIGATOR
                              o    INNOCULAN
                              o    VISUAL BASIC 4.X

                         .    Intel based PC's (386,486, Pentium)
                         .    Compaq Proliant 1500R/4500

               CALL FLOW/ESCALATION

                    When a call enters into the Help Desk the Technical Support Engineer first identifies the caller as a registered employee of Renaissance Solutions. This is accomplished by starting the call with an identification question(s) minimally consisting of asking for the name, employee id, and phone number of the caller. This information will be verified against a list of valid employees. When a successful match results, the callers record and profile is updated into the Technical Support Engineer's screen. The employee profile will contain the platform, configuration, and software used by the employee, as well as a call history of prior requests and problems logged at the Help Desk.

                    The Engineer then asks the caller to describe the problem they are having or request and inputs the description into a "problem" or "request" screen. For Problem Calls, the Help Desk has an automatic FAQ tool built into the system which rapidly searches for similar descriptions and offers the Engineer possible solutions. The Help Desk program is designed with an intelligent system as well as staffed with qualified engineers to accomplish a problem / resolution exercise quickly and efficiently.

                    When the problem is resolved, the Engineer inputs the solution into the system and the caller's record is updated. All problem calls are tracked for historical purposes. The Engineer has a history of all problem calls for a specific subscriber which aides in pattern identification of non-technical callers for a higher quality support service. This is especially effective for subscribers who call several times for the same problem and deal with different Engineers on each call.

                    If the Engineer cannot find the resolution for the problem, he/she can attempt to duplicate the caller's problem. A "LAB" is maintained at the Help Desk location with the intent to make available the possible environmental make-up of a subscriber's system setup. This lab will include a laptop similar to or the same as the employee callers. The Engineer will attempt to duplicate the caller's problem and then find the solution. For complex or elusive problems it is common for the Engineer to disconnect the call with the subscriber, perform the research, and then call back the subscriber as soon as possible.

                    If the problem is related to hardware or unsupported software the Engineer will initiate the appropriate process. The Help Desk will have the ability to accept a "work order" for HW repair, and will initiate a work order process with Digital. The Help Desk will also take orders on Moves, Adds, and Changes which will be dispatched to the on-site Digital LAN manager. All escalation's or work orders keep the problem ticket open until confirmation of the problem resolution is obtained. The Help Desk Engineer has the ability to "queue" a callback to the caller for follow-up scenarios to ensure that the escalation or dispatch action has been fulfilled. For Hardware Dispatch calls, the Help Desk will call the Renaissance Solution employee at the end of the service level time frame to ensure that a Digital engineer has been dispatched to the caller's site unless the Digital engineer has contacted the Help Desk to indicate a response to the service call.

                    For HW/SW procurement requests, the Help Desk Engineer will create a log on a customized screen and forward the request to the Digital procurement specialist who will respond to the Help Desk with a written quote within 48 hours and will proceed with the procurement activity upon acceptance of the quote by Renaissance.

               END-USER SUPPORT

                    The Help Desk Team will provide end-user support to Renaissance Solutions' employees in a team environment. The Technical Support Engineers will provide support remotely via the 1-800-200-6452 number and the LAN Manager will be on-site at Renaissance. The Digital LAN manager will be the primary resource who will provide the hands-on support necessary to maintain the integrity of the operations at Renaissance pertaining to the network, servers, clients (PC's), and users. The Technical Support Engineers will provide the vehicle for the users to request changes, log problems, and find resolution. The Technical Support Engineers will also support the LAN Manager in areas requiring additional information on applications, status on open requests, and by providing an organized flow of information pertaining to work requests.

                    Both the Help Desk Engineers and on site LAN Manager will get direction and support from the Program Manager provided by Digital. The Digital Program Manager will provide leadership to the entire team pertaining to the end-goals of the contract between Renaissance and Digital.

                    All team members will conduct themselves as a team regardless of which company they are employed with. Renaissance will view this team as one.

               The Help Desk is responsible for all dispatch requests and will follow-up with the end-user and Digital to ensure that the service level agreement for break-fix is being met. The Help Desk will escalate to the appropriate management level within Digital when necessary to report a break in the service level agreement with the intent to remedy the situation as soon as possible. Renaissance will also provide Digital a management escalation tree to be used by the team when necessary.

               DATABASE

                    The Help Desk's comprehensive database houses information about the end user, captures trouble ticket data, stores historical data, tracks open tickets, closed tickets, escalation's, and call transfers (i.e. customer service). Each caller is given a "trouble ticket number" for reference in call back scenarios or for solution attempts when caller must hang up from the Help Desk to attempt a solution recommendation (in the case of callers who have only one phone line). If a caller calls in with a trouble ticket number the

                    Engineer has only to enter the number to access the record and the open trouble ticket. All information about the previous call is immediately available to the Engineer for the convenience of the caller, in the event the original Engineer is not available. Problem trends are tracked off-line for statistical research and is available on-line within the FAQ tool embedded in the system.

               REPORTS

                    All standard reports are available to measure the activity levels and performance of the program. Each report can be delivered weekly and is available via E-Mail, FAX, or USPS mail. Following are the standard reports:

                       . Number of calls, type, and disposition (open, closed) . Duration of closure (time from open ticket to closed ticket)
                       . Phone report (hold time, abandonment, time to answer,
                         overflow)
                       . Escalation's, Work Orders, Requests
                       . LAN Manager Move, Adds, Changes
                       . Order Management Reports
                       . Call Backs (includes time to call back)

                 Additional custom reports are available upon request.

               STATUS MEETINGS

               Status Meetings will be held once a month and will include, as a minimum, the Renaissance Program Manager, the Sutherland Program Manager, the Digital on site engineer, and Digital representatives from the Chicago and U.K. Renaissance offices. These meetings will be chaired by the Digital Program Manager and will focus on the performance of the program.

               CALL SERVICE LEVEL

                    Service level indicators will be monitored by the Help Desk and Digital will make these available to Renaissance Solutions for performance evaluation. This information will be utilized to make adjustments to the program for higher quality results. The reports mentioned in the Report section of this SOW will be utilized. Following are the metrics and goals:

                       . first call closure rate greater than 80%
                       . abandon rate less than 8% of calls (voice mail
                         messages do not count as abandoned calls)
                       . 90% of calls answered within 20 seconds (or voice
                         mail option)
                       . all calls not answered when agents are unavailable
                         will be given the option to leave voice mail. All voice mails will be responded to when the next agent is available.

               PROOF OF CONCEPT TEST

                    Renaissance has requested that a 45 day proof of concept test period be implemented initially for this contract. The test period will begin on a date selected by Digital and Renaissance. The test will prove all components of the contract are being met or are set up.

                    The Service Level Indicators for the test period are:

                       . All Renaissance end-users receive support on the
                         identified applications and functions
                       . All dispatches for break-fix are managed by the
                         support team
                       . The network, servers, and clients (PC's) are supported
                         by the Digital LAN Manager on-site
                       . All existing problems are either remedied or are
                         covered under a plan to be remedied
                       . Digital and Sutherland will conduct themselves as one
                         unit (team) to support Renaissance
                       . Status on all requests described within this SOW can be
                         provided on a timely and accurate reporting process

                    The terms of the Proof of Concept Test are:

                       . During the test Renaissance must agree or disagree
                         that all service level indicators for the test are being met on the 25th day, 35th day, and 45th day of the test
                       . Upon disagreement Digital will provide to Renaissance a
                         plan to remedy the component in question and will execute any changes necessary to remedy that component if possible
                       . Renaissance agrees to be fair in their assessment

               HARDWARE MAINTENANCE SERVICES

               Digital will implement Hardware Maintenance Services for the term of three years from the date on which the hardware is installed and is operational, as follows:

               GENERAL

               . Remedial hardware maintenance will be performed on-site during the standard hours of coverage, specified as Monday through Friday 8:00 AM - 5:00 PM. Digital will automatically activate a Problem Management plan to involve the necessary technical resources should some extraordinary problem cause repairs to exceed predetermined time limits.
               . Problem Management will be in effect Monday through Friday 6 AM to 10 PM. Digital Management will be automatically notified if the following criteria are not met:
                    - Response                             1 Hour
                    - Desktop Repair                       24 Hours
                    - LAN Server Repair                    4 Hours
               . Digital will provide all labor and materials.
               . Replacement parts may be new or refurbished. Replaced parts become the property of Digital.
               . A designated service representative (if applicable) is assigned to each account to monitor the equipment's performance and service history.
               . In the event a hardware problem on Laptops, Desktops, and
                 Printers is not repaired within one business day ( 24 hours), Digital will swap out the defective unit.

               SERVERS:

               Digital will provide our premium level of service, DECservice for the eight (8) servers and related hubs and routers. This provides a four hour response during the call window, and continuous effort to effect a repair. The hours of coverage are Monday to Friday, 8:00 AM to 8:00 PM, excluding Digital holidays.

               DESKTOP/PRINTERS:

               Digital will provide onsite maintenance, Monday thru Friday, 8:00 AM to 5:00 PM with a four (4) hour response time during the call window and continuous effort to effect a repair.

               LAPTOPS:

               Renaissance's Laptop installed base falls into three groups; (1) Digital HiNote Ultra II, (2) NEC Versa, and (3) Multivendor, ie. a mix of AT&T, IBM, Toshiba, etc.

               Digital will provide overnight spare replacement for any Laptop requiring maintenance or repair. In order for this to occur, Renaissance has agreed to stock

               4 Ultra II laptops as "hot spares" in Lincoln. The spares will be managed by the Digital on-site LAN engineer. Over time, actual usage will determine the ideal stocking level. If additional spares are required, Renaissance will be requested to purchase the recommended spares. If less is required, Renaissance will decide how to redeploy the excess spares.

               When a laptop fails, the Renaissance employee will call the Help Desk and indicate if they require a replacement unit. If required, a replacement unit will be shipped next day via overnight carrier.

               For Digital HiNote Ultra II's covered by Passport support and for NEC Versa's covered by Ultracare, the Help Desk will schedule an Airborne currier will pick up the defective unit for repair. The repaired unit will be returned to the user within 3-5 days of initial pickup.

               For Multivendor laptops not covered by Passport or Ultracare, the defective unit will be returned to a designated Depot Repair Center in the same shipping carton that the spare unit was delivered in. In instances where a replacement was not required, the defective unit will be returned to a designated depot repair center in a shipping carton provided by the onsite LAN engineer.

               Once repaired, the unit will be returned to the enduser and the enduser will return the spare unit to the Lincoln facility within 24 hours. This timely return will ensure that minimum spare units are stocked in Lincoln.

               SOFTWARE MAINTENANCE

               THE OPEN LICENSE

               The Microsoft Open License is the simplest volume licensing option for Renaissance and can also be used for any of your affiliates that are too small or dispersed to effectively participate in a Variable or Enterprise License. The Open License offers volume pricing over a two-year period based on an initial, up-front volume purchase and includes the ability to renew and reorder.

               If you have a Variable License and some of your affiliates decide to acquire software through an Open License, you will be able to count those Open License purchases toward your total Variable License forecast, so your organization as a whole can still benefit from their purchases.

               The Open License operates as an independent agreement that can be signed with any local, Microsoft-authorized reseller. It has a minimum entry requirement of only 50 units. While your affiliates that use the Open License won't have access to your more advantageous pricing, you can still count the purchases they make under their Open License toward your total Variable License forecast, so the organization as a whole can still benefit from their purchases.

               Once you've determined your degree of participation in the Enterprise License you can evaluate Maintenance. Maintenance should be considered if you have a large number of users that need to work together and share documents. If software users procure upgrades independently, you may end up with a mixed environment and users will find that they cannot read each other's documents or work together effectively. If your licenses are enrolled in Maintenance, all users will have access to the latest software versions at the same time and will be able to continue working together productively.

               Maintenance should also be considered if your organization operates on a set budget that does not allow for unplanned budget spikes. It can be very difficult to predict and plan for upgrades in your budgeting process. Maintenance can solve this problem by establishing a set quarterly fee that is predictable and unchanging and that will provide your users will access to all upgrade releases. Maintenance can take the guess-work out of your budgeting process.

               MAINTENANCE

               With Select Maintenance Renaissance can optimize your software investment through efficient, ongoing access to the latest upgrades of Microsoft products. When you enroll your licenses in Maintenance, you'll have the right to distribute the latest technology to your Maintenance users when new, upgraded versions of your Microsoft software are released.

               You can take advantage of this right at any time during the entire 2 year term of your agreement. In addition, if you enroll any previous version of a product in Maintenance, you can immediately upgrade that product to the most current version under Maintenance for no additional fee.

               Maintenance is an excellent tool to help manage the costs of product upgrades over time. When you enroll in Maintenance, the only fee you'll pay for upgrades is a fixed quarterly Maintenance fee that is both predictable and unchanging.

               This makes it possible to plan a smooth software budget because there will be no unexpected upgrade costs to cause spikes in your budget. In addition, the quarterly Maintenance fee that you agree to when you sign your agreement is guaranteed, so you know it won't increase during the term of your agreement.

               NEW VERSION LICENSE SERVICE (NVLS)

               New Version License Service grants the right to use all new versions of a specific PC software product released during the agreement period. New Version License Service is primarily sold on Digital-developed PC software products and on selected third party developed products for which Digital has license distribution rights.

               SERVICE FEATURES

               . Grants the right to use all new  versions of a specific PC software product released during the contract period.

               . Available on Digital-developed PC software products.

               . Available on third party developed products for which Digital has license distribution rights .

               MICROSOFT SYSTEMS MANAGEMENT SERVER

               Microsoft's System Management Server(SMS) is a system management environment for corporate networks, which are composed of one or more local area networks.

               SMS works with the Microsoft family of networks, Windows NT and LAN Manager, and the Novell family of networks, NetWare 3.x and NetWare 4.x in bindery emulation mode, to provide a complete resource management solution.

               SMS provides inventory management. SMS collects and maintains a hardware and software inventory of the entire enterprise. This inventory is maintained in a relational database that can be used to provide asset management and tracking, support for the on site engineer and provide the information necessary to plan future network growth.

               SMS can be used to distribute and install software on clients and servers in the enterprise. Managing this from a central site can substantially reduce the cost of software upgrades and new installations.

               SMS is one of the support tools that can be used by the on site engineer. SMS can monitor the enterprise for specific events and generate alerts when those events occur. The resident engineer has a great deal of flexibility in determining what events to monitor and what action to take when an event occurs. SMS also provides a suite of troubleshooting utilities. There is a client remote control function that allows the resident engineer to take control of a remote PC and assist the user in solving a problem. There are network monitoring tools that aid in determining what is happening in the network.

               Because Systems Management Server is the basis of an enterprise management system and such a powerful suite of tools, implementation planning is critical to realizing the benefits of the system. The Digital migration team will work with Renaissance to develop the implementation plan.

               IMPLEMENTATION PLANNING

               Systems Management Server is a hierarchical management system that is extensible across the enterprise. The hierarchy starts with the central site. The central site may be responsible for managing one domain or multiple domains depending on the management structure of the organization. The central site has the master copy of the SQL database. The central site can have multiple subordinate sites reporting in to it. These subordinate sites can be primary sites which means they also have an SQL database that maintains information on the portion of the network the primary site is responsible for and also reports the contents of its database to the central site.

               Secondary sites do not have an SQL database. They have servers that perform SMS functions but they report the results of these functions to a primary site. There is no management function at a secondary site. This means that there is no SMS console and no management personnel to man one. Management functions are originated at a primary site and sent to the secondary site for execution.

               The planning activities deal with determining the hierarchy and the locations of databases and servers. The sizes of the databases is determined by the number of devices in the enterprise, the frequency of data collection, the database retention time and the size and frequency of software distribution. Once these computations are completed, the database devices and databases are created in SQL.

               There are several server functions in SMS. There are SMS servers, logon servers, distribution and helper servers. Planning determines which physical servers perform which functions.

               The network infrastructure must be evaluated to determine if it can service the communication that SMS will generate. The intent of the design process is to minimize this additional network communication load.

               Other parts of the planning process will address how the help desk will make use of the information collected by SMS, what the software distribution strategy will be and the frequency of the hardware and software inventory.

               IMPLEMENTATION OF SMS

               SQL Server will be installed and the database devices and databases created. A system administrator type of account will be established for use by SMS. When this is completed, SMS can be installed.

               When the central site SMS is installed, if there are other primary sites in the hierarchy, they can attach to the central site. This establishes the hierarchy and starts communication. If there are secondary sites, the primary sites can acquire them which establishes the hierarchy and communication. With the installation complete, SMS jobs can be created and scheduled for execution. The first job is usually the one that installs the client portion of SMS the next time the client logs in. This job needs to be sent to the logon servers. When this is complete, inventory jobs can be scheduled.

               Any software distribution jobs can be constructed and distributed for execution and help desk personnel can be shown how to access the system and scheduled for further training.

               The last part of the implementation is the "as built" documentation. This includes the planning documents that provide information on why the system was built as it was. It also includes database documentation and any scripts that have been developed to perform SMS functions.

               The Digital migration team will install and implement Microsoft SQL Server, Microsoft Systems Management Server and SMS Clients at the Renaissance Lincoln, MA. location on a server platform provided by Renaissance.

               TECHNOLOGY REFRESH

               Under the PC Utility program, all hardware is eligible for periodic replacement with new technology. The refresh strategy for Renaissance is to provide the "Power Laptop User" with a periodic refresh of technology every 12 months for three consecutive refreshes. At month 36 of the initial contract, Digital recommends that Renaissance review the said contract to determine the best economic strategy.

               The Power Laptop environment will have 30 units refreshed within 75 days of contract commencement. The initial term for the Power Laptops will be 48 months. The refreshment of 42 Power Laptops plus 4 hot spares will take place at month 13 from the original contract commencement date. The term for the refreshment of Power Laptops at month 13 is included in the initial 48 month term.
               The price per seat for the Power Laptop User will remain at $397.00 per seat. The 46 replaced Power Laptops will then cascade to other Users defined by Renaissance and the 46 replaced units will be returned to Digital within 15 days. The contract duration will not change as a result of the cascading. At the end of the 24th month of the original contract commencement date, Renaissance will have the option to refresh 42 Power Laptops, plus 4 hot spares in which the term for the Power Laptop will extend for 48 months at the $397.00 per seat price from date of installation of the refreshed Power laptop environment. At this point Digital has refreshed the Power Laptop Environment successfully for the 36 month term based upon the original contract commencement date.

               The laptop refresh program assumes that the cost of the configuration will not exceed the current pricing at the time of the said refresh. Please refer to the hardware pricing referenced in your Purchase Order number MP0496. If Renaissance prefers a more expensive product, the cost per seat, per month will be adjusted accordingly.

               Digital will refresh 10 desktop PC's as described in the Statement of Work, which will be replaced within 30 days of contract commencement.

               This refresh program is designed to replace all of the equipment, keeping current the price per seat, per month after the 20th month of the contract. However, this is not a planned refresh and the Program Manager will work with Renaissance to optimize the best time and equipment to result in the refresh that Renaissance requires at that point in time. Renaissance will have the option, after the 20th month to refresh the equipment covered under this SOW for an additional term of 36 months except power laptops, which will be extended 48 months; keeping the current price per seat.

               The "Refresh" program is subject to "Float" language tied to three year T-Bills. After the initial and subsequent refresh, all future refreshes will have the price per seat, per month changed up or down by the following %:


               Term                      Change in 3 Year T-Bill      Change to
               ------                    -----------------------      ---------
               Monthly Price
               -------------
                          48 Months             + 0.5%                 0.915%
                          36 Months             + 0.5%                 0.688%

               The Three Year  T-Bill  rate at contract commencement is 6.11%.


               Flexibility is the key to this program. Many options will arise during the life of this agreement. Digital is ready to accommodate Renaissance's needs.

               RESIDENT SENIOR LAN ENGINEER

               A full time Resident Network Engineer will be assigned to Renaissance Solutions, Inc. for the term of the PC Utility. This individual will be located in Lincoln, MA and be responsible for the day to day requirements and will have complete control of Renaissance Solutions LAN and WAN environment. This individual will arrange for the necessary support agreements to be initiated, assist in the supervision of Digital personnel assigned to the account, and act as a focal point for all services delivered by Digital Multivendor Customer Services during the term of the PC Utility. In the event the workload is greater than what can successfully be accomplished by one individual, Renaissance will add one or more of its own technical staff to the Digital staff to assist with the workload. In this event, the Renaissance people assigned will be under the supervision and direction of the Digital on site LAN Engineer.

               Tasks involve daily management and on-going support of the network. The following describes the nature of some of the activities carried out by the on-site Network engineer for Renaissance platform (Novell or Windows NT):

                       . Setting up user groups
                       . Setting up users within each user group
                       . Establishing proper access rights and privileges of
                         users and groups
                       . Setting up printer queues for all networked printers . Running virus protection as needed
                       . Running regular back ups on LAN data and/or
                         application files
                       . Moving, adding or changing users
                       . Updating passwords
                       . Performing single new user orientation
                       . Participate in updating existing hardware as required
                         by the software
                       . Technical edit of procurement requests

               A Digital Network Engineer can also provide expertise to help Renaissance make strategic decisions related to network planning, growth, business goals and technology refresh. A consultant helps with such fundamental decisions as:

                         . Growth Strategy
                         . Network design
                         . Addition or expansion of network(s) or site(s) . Interoperability testing
                         . Migration (data & application)
                         . Technology - hardware and software platforms-
                           Selections
                         . Training Plan
                         . Network redundancy (fault tolerance)
                         . Network & data Security
                         . Disaster Recovery
                         . Help Desk & Call Escalation Process
                         . Network Documentation
                         . Network support policies and procedures
                         . Project Management
                         . Investment protection via Technology refresh
                         . Internet connectivity


               ACCEPTANCE AND PAYMENT

               . With respect to the products and services to be delivered to
                 Renaissance hereunder, including any and all new PC's and all equipment related thereto, Digital will invoice DFS as appropriate, upon (i) delivery of such hardware and equipment to Renaissance's premises AND (ii) the successfully completed installation of the hardware and equipment as evidenced by a Certificate of Acceptance signed by Renaissance.

               . DFS will invoice Renaissance on a monthly basis or on any other such terms as are mutually agreed to between Renaissance and DFS.

               9.0 PRECEDENCE OF  AGREEMENT

               Unless otherwise provided herein, if there is any conflict or inconsistency between the Statement of Work and the Digital PC Utility Services Agreement, the Digital PC Utility Services Agreement governs.

               Entered into by Renaissance Solutions,
               Inc. /s/ William Jenkins
                    --------------------------
                   (Authorized  Signature)


               and by Digital Equipment Corporation
               /s/ Raymond Mercier
               -----------------------------
               (Authorized Signature)



               10.0 ACCEPTANCE SIGNATURES

               Renaissance Solutions, Inc. and Digital Equipment Corporation hereby agree to this Statement of Work, version 5 dated August 29 described herein. This Statement of Work, version 5, is to be effective on September 3, 1996 and on such date, will replace in its entirety version 4 of this Statement of Work.

               RENAISSANCE SOLUTIONS, INC.


               By /s/ William T Jenkins                  Date: 9/3/96
                  ------------------------------              --------------
                   (Authorized   Signature)


               Name:      William T. Jenkins             Title: VP Finance &
                     ----------------------------              ---------------
                       (type or printed)                        Administration




               DIGITAL EQUIPMENT CORPORATION


               By /s/Raymond Mericer               Date: /s/3 Sept 96
                  -----------------------------          -----------------
                    (Authorized Signature)


               Name:    Raymond Mercier            Title: Program Manager
                     ---------------------------          -----------------
                      (type or printed)

               APPENDIX A - SERVICE/PRODUCT SCHEDULES

                                  PC UTILITY
                           SERVICE/PRODUCT SCHEDULE

               SERVICE/PRODUCT SCHEDULE NO.  REN-01A  TO PC UTILITY AGREEMENT.
                                             -------
               Services Agreement No. ES 1006-96, dated as of April 30, 1996. This Service/Product Schedule is issued pursuant to the PC Utility Agreement, consisting of the SOW and Digital's Terms for this program, between Renaissance and Digital, and will be governed by that Agreement. This schedule, REN-01A dated August 29, is to be effective on September 3, 1996 and on such date, will replace in its entirety schedule REN-01 of this Statement of Work.

               SYSTEMS PROVIDED UNDER THIS SCHEDULE:

                                                               36 Month Extended
               Configuration  1    Quantity  10  Price per Seat  $260.16
               -------------       --------      ----- --- ----
               (includes services) Total $ 93,657.60   Monthly Price: $2601.60
                                   -----               -------------





               Digital Venturis FP 5150
               Pentium 150 MHZ Processor
               1.2 GB IDE HDD, 3.5 " 1.44MB FDD
               8MB DRAM
               S3 64 Bit Graphics Accelerator w/1MB
               Kingston 8MB Upgrade
               NEC Multispin 6X CDROM
               Sound card Wave Table 16 Bit
               3COM Ethernet Adaptor for 10Base-T UTP RJ45

               NEC 17" SVGA Monitor 1024x768

               Microsoft Windows 95
               Microsoft Office Standard V7.0 on CD ROM (Qty 1)
               Microsoft Office Standard V7.0 for WIN'95
               MOLP-A License -50 User Pack
               Netscape Navigator for  Win'95

               Acquisition, Staging and Integration
               Installation, End-user Orientation
               End User Application Support
               Hardware Maintenance
               Custom Help Desk
               Microsoft  Software Maintenance (2 years)
               Program Management Services
               Technology Refresh Services

                                                               36 Month Extended
               Configuration 2 Quantity 38  Price per Seat: $260.16
               -------------   --------     --------------
               (Includes Services) Total $355,898.88  Monthly Price:$ 9,886.08
                                                      -------------

               IBM Compatables
               486 Type Desktop PCs
               WIN'95 Migration Services
               Custom Help Desk
               End User Application Support
               Hardware Maintenance
               Microsoft Soft ware Maintenance (2 years)
               Program Management Services
                                                               36 Month Extended
               Configuration 3  Quantity: 62 Price per Seat: $ 412.21
               -------------    --------     --------------
               (Includes Services) Total $920,052.72  Monthly Price: $25,557.12
                                                      -------------

               NEC Versa 4000 type laptops

               WIN'95 Migration Services
               Custom Help Desk
               End User Application Support
               Hardware Maintenance
               Microsoft Software Maintenance  (2 years)
               Program Management Services

                                                               36 Month Extended
               Configuration 4   Quantity: 23  Price per Seat: $86.48
               -------------     --------      --------------
               (Includes Services) Total $ 71,605.44  Monthly Price:  $1,989.04
                                   -----              -------------

               HP Laserjet Printers

               Custom Help Desk
               Hardware Maintenance
               Program Management Services

                                                               36 Month Extended
     Configuration 5  Quantity: 7 Price per Seat: $6,379.37 Total $ 1,607,601.20
     -------------    --------    ----- --- ----            -----
     (Includes Services)          Monthly Price: $44,655.61
                                  --------------

     Compaq Proliant Servers

     64 MB RAM
     8 GB HDD

     Misc. Cisco, Bay Networks, and Shiva Hubs and Routers
     NT Migration Services
     Lotus Notes Migration
     Custom Help Desk
     End User Applications Support
     Hardware Maintenance
     Microsoft Software Maintenance (2 years)
     Microsoft System Management Server
     Program Management Services
     Resident Senior LAN Engineer



     CONFIGURATION 1-5 TOTAL:
       36 MONTH EXTENDED                    $3,299,430.10
       MONTHLY TOTAL                        $   84,689.45



     __________________________________________________________________________

     RENAISSANCE SOLUTIONS, INC.              DIGITAL EQUIPMENT CORPORATION


     By: /s/ William T Jenkins                     By: /s/ Raymond Mercier
         ----------------------------------            -------------------------
             (Authorized Signature)                       (Authorized Signature)


     Name:     William T. Jenkins                  Name:    Raymond Mercier
           --------------------------------              -----------------------
               (Typed or Printed)                           (Typed or Printed)


     Title:     V P Finance & Administration       Title:     Program Manager
            --------------------------------              ----------------------

     Date:     09/03/96                            Date:  03 Sept 96
            -------------------------------               ----------------------

                                  PC  UTILITY
                           SERVICE/PRODUCT SCHEDULE

     SERVICE/PRODUCT SCHEDULE NO. REN-02A TO PC UTILITY AGREEMENT. Services
                                  -------
     Agreement No. ES 1006-96, dated as of April 30, 1996. This Service/Product
     Schedule is issued pursuant to the PC Utility Agreement, consisting of the SOW and Digital's Terms for this program, between Renaissance and Digital, and will be governed by that Agreement. This schedule, REN-02A dated August 29, is to be effective on September 3, 1996 and on such date will replace in its entirety, schedule REN-02 of this Statement of Work.


     SYSTEMS PROVIDED UNDER THIS SCHEDULE:
                                                               48 Month Extended
     Configuration 6  Quantity 34  Price per Seat $ 382.49    Total $ 624,223.68
     -------------    --------     --------------             -----
     (Includes services)           Monthly Price:  $13,004.81
                                   --------------

     Digital Hi Note Ultra II CTS-5/133
     Pentium 133 MH CPU
     256 KB L2 CACHE
     8 MB DRAM
     1.35 GB HDD, 1.44 MB FDD
     VL-BUS SVGA Video w/1MB BRAM
     10.4" Active Color Display
     16 Bit Audio
     2 Typ II or 1 Type III PCMCIA EXPN
     I/R Port, LiIon Batt

     Kingston 16 MB DIMM
     Quad Speed Multimedia Module (Qty 15)
     Megahertz XJACK 28.8/14.4 Kbps
     PCMCIA FAX/Modem
     3COM Ethernet Adaptor for 10 Base-T; RJ45

     NEC 17" SVGA Color Monitor (Qty 10)
     1024X768 ni, .28DP

     Microsoft Office PRO V7.0
     Visual Basic PRO V4.0
     Netscape Navigator
     WIN'95

     Acquisition, Staging and Integration
     Installation, End User Orientation
     Custom Help Desk
     End User Application Support
     Hardware Maintenance
     Microsoft Software Maintenance (2 years)
     Program Management Services
     Technology Refresh Services

     ___________________________________________________________________________
     Renaissance Solutions, Inc.             Digital Equipment Corporation


     By: /s/ William T Jenkins                By: /s/ Raymond Mercier
         ------------------------------           ------------------------------
            (Authorized Signature)                   (Authorized Signature)


     Name:     William T. Jenkins             Name:     Raymond Mercier
           ----------------------------             ----------------------------
               (Typed or Printed)                       (Typed or Printed)


     Title: VP Finance & Administration       Title: Program Manager
            ---------------------------              ---------------------------


     Date: 09/03/96                           Date:  03 Sept 96
           ----------------------------              ---------------------------

                                  PC  UTILITY
                           SERVICE/PRODUCT SCHEDULE

     SERVICE/PRODUCT SCHEDULE NO. REN-03 A TO PC UTILITY AGREEMENT. Services
                                  --------
     Agreement No. ES 1006-96, dated as of April 30, 1996. This Service/Product
     Schedule is issued pursuant to the PC Utility Agreement, consisting of the SOW and Digital's Terms for this program, between Renaissance and Digital, and will be governed by that Agreement. This schedule, REN-03A dated August 29, is to be effective on September 3, 1996 and on such date will replace in its entirety, Schedule REN-03 of this SOW.

     SYSTEMS PROVIDED UNDER THIS SCHEDULE:
                                                              36 Month Extended
     Configuration 7  Quantity 15  Price per Seat $ 274.00   Total $ 147,960.00
     -------------    --------     --------------            -----
     (Includes services)           Monthly Price: $4,109.88
                                   -------------

     Digital Hi Note Ultra II CTS-5/133
     Pentium 133 MH CPU
     256 KB L2 CACHE
     8 MB DRAM
     1.35 GB HDD, 1.44 MB FDD
     VL-BUS SVGA Video w/1MB BRAM
     10.4" Active Color Display
     16 Bit Audio
     2 Typ II or 1 Type III PCMCIA EXPN
     I/R Port, LiIon Batt
     Kingston 16 MB DIMM
     Quad Speed Multimedia Module (Qty 15)
     Megahertz XJACK 28.8/14.4 Kbps
     PCMCIA FAX/Modem
     3COM Ethernet Adaptor for 10 Base-T; RJ45
     Microsoft Office PRO V7.0
     WIN'95
     34 Spare Batteries
     34 Nylon Carrying Cases
     3 Battery Chargers
     Acquisition, Staging and Integration
     Installation, End User Orientation
     Custom Help Desk
     End User Application Support
     Hardware Maintenance
     Microsoft Software Maintenance (2 years)
     Program Management Services
     ___________________________________________________________________________
     Renaissance Solutions, Inc.              Digital Equipment Corporation

     /s/ Williams T Jenkins                   /s/ Raymond Mercier
     ---------------------------------        ----------------------------------
         (Authorized  Signature)                  (Authorized Signature)

         Williams T. Jenkins                      Raymond Mercier
     ---------------------------------        ----------------------------------
         (Typed or Printed)                       (Typed or Printed)

     Title: VP Finance & Administrator        Title: Program Manager
            --------------------------               ---------------------------

     Date: 9/3/96                             Date: 9/3/96
           ---------------------------              ----------------------------

     APPENDIX A TOTALS

     SCHEDULE                             Monthly Total           Extended Total

     REN-01A                                $ 84,689.45            $3,048,815.80

     REN-02A                                $ 13,004.81            $  624,223.68

     REN-03A                                $  4,109.88            $  147,960.00
                                            -----------            -------------
     TOTAL                                  $101,804.14            $3,820,999.40


     APPENDIX B -  RENAISSANCE LOCATIONS

     1.   LINCOLN, MA. - CORPORATE

     2.   CHICAGO, Ill.

     3.   NEW YORK, NY

     4.   LONDON, U.K.

               APPENDIX C - CHANGE REQUEST FORM

               FOR ___________________________ PROJECT
               _________________________________________________________________
               CHANGE REQUEST NUMBER:__________ CREATION DATE:_________________ DESCRIPTION OF CHANGE: MORE DETAILS ATTACHED: [_]Yes No [_]
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________

               REASONS FOR PROPOSED CHANGE:..
               [_] Problem/Error/Nonconformance (corrective change)
               [_] Improvement/Enhancement (perfective change)
               [_] Change in Environment (adaptive change)
               DOCUMENTS AND DELIVERABLES REQUIRING UPDATE:
               [_] Contract Agreement   [_] SOW   [_] Payment Schedule
               [_] Project Plan         [_] Quality Plan   [_]______________Plan
               [_] Functional Specification    [_] Acceptance Test Specification
               [_] _____________ Specification [_] _____________ Specification
               [_] System Design Specification [_] Acceptance Test Package
               [_] Solution Component __________________________________________
               [_] Solution Component __________________________________________
               [_] Solution Component __________________________________________
               [_] Solution Component __________________________________________
               [_] Solution Component __________________________________________
               [_]______________________________________________________________
               [_]______________________________________________________________
               ESTIMATE OF IMPACT:
               [_] Minimal   [_] Moderate   [_] Major
               Cost to Implement: _________ hours ________ (local currency) IMMEDIATE RESOLUTION: [_] Yes [_] No-start formal change control process
               FULL EVALUATION REQUIRED:  [_]  No  [_] Yes -- Evaluation cost:
               _________ hours _________ (local currency)
               Recommended Evaluator:
               _________________________________________________________________
               ORIGINATOR: ___________________  SIGNATURE: _____________________
               ADMINISTRATOR: ________________  SIGNATURE: _____________________
               APPROVAL FOR FULL EVALUATION:
               DIGITAL PM: ___________________________________
               CUSTOMER PM: __________________________________
               REVIEW DATE: __________________________________

               DECISION:  [_]  Approved  [_]  Rejected  [_] Defer Until:________
               Reason:
               _________________________________________________________________
               DIGITAL PM: __________________  SIGNATURE: ______________________
               CUSTOMER PM:__________________  SIGNATURE:_______________________
               ______________________________  SIGNATURE: ______________________

               APPENDIX D - CERTIFICATE OF ACCEPTANCE



                    PC UTILITY SERVICES STANDARD AGREEMENT
                           CERTIFICATE OF ACCEPTANCE


               TO SERVICE/PRODUCT SCHEDULE NO. _____, DATED __________,19__.

                                      UNDER

               A PC UTILITY AGREEMENT DATED AS OF _______, 1996 BETWEEN DIGITAL EQUIPMENT CORPORATION AND RENAISSANCE SOLUTIONS, INC..

               RENAISSANCE HEREBY ACKNOWLEDGES THAT THE SERVICES AND/OR PRODUCTS DESCRIBED IN THE ABOVE REFERENCED SERVICE/PRODUCT SCHEDULE HAVE BEEN COMPLETELY DELIVERED, PROPERLY EXECUTED AND/OR INSTALLED, MEET ALL RELEVANT SPECIFICATIONS AND ARE HEREBY ACCEPTED FOR PURPOSES OF THE ABOVE REFERENCED AGREEMENT. RENAISSANCE HEREBY CONFIRMS ITS PAYMENT OBLIGATIONS UNDER THE TERMS OF SUCH AGREEMENT.

               RENAISSANCE


               _____________________________
               (AUTHORIZED SIGNATURE)

               _____________________________
               (PRINTED NAME)

               _____________________________
               (TITLE)

               _____________________________
               (ACCEPTANCE DATE)

               APPENDIX E - ISSUE RESOLUTION FORM

              ------------------------------------------------------------------
                           ISSUE RESOLUTION FORM

               Customer Name ___________________  Program Name
               ____________________
               Issue Resolution Number _________    Date _____________________
               Requester _________________         Orgn.______________________
               Issue Type Rfi/Problem/Change/Other (Specify)__________________ Issue Description _____________________________________________
               _______________________________________________________________
               _______________________________________________________________
               _______________________________________________________________
               Impact (If Not Resolved) ______________________________________
               _______________________________________________________________
               Date Resolution Needed _________ Proposed Assignee __________ Attachments (If Any) __________________________________________
               _______________________________________________________________
               Reviewer _________________   Review Completion Date____________
               Reviewer Comments: ____________________________________________
               _______________________________________________________________
               Estimate of Additional Effort _________________________________
               Reviewer Recommendations (Circle One): Accept/Reject/Need More Info/Other
               Disposition (Circle One): Accepted/Accept Conditionally/Need More Info/Rejected
               Planned Completion Date _________
               Comments ______________________________________________________
               _______________________________________________________________
               _______________________________________________________________
               _______________________________________________________________
               _______________________________________________________________
               _______________________________________________________________
               _______________________________________________________________
               _______________________________________________________________
               _______________________________________________________________


               Program Mgr. Signature______________________Resolved Date______ Copyright (C) 1989 By Digital Equipment Corporation All Rights Reserved
              ------------------------------------------------------------------